Exhibit 10.14

SECOND AMENDMENT TO

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

THIS SECOND AMENDMENT TO SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (this “Second Amendment”) is made and entered into as of the 7th day of November, 2007, by STATION CASINOS, INC., a Nevada corporation, with its principal offices located at 1505 South Pavilion Center Drive, Las Vegas, Nevada  89135 (the “Company”).

WHEREAS, the Company adopted a Supplemental Executive Retirement Plan effective as of November 30, 1994 and amended as of January 21, 2005 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan as provided herein.

NOW, THEREFORE, effective as of November 7, 2007, the Plan is amended as follows:

1.             Section 2(b) of the Plan is hereby amended in full to read as follows:

“(d)         “Change of Control” shall mean the following:  (A) prior to the occurrence of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” or “group” (in each case, as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than any Member of Fertitta Colony Partners LLC, a Nevada limited liability company (“Parent”) who is an Existing Equity Holder or Permitted Transferee  of such a Member of Parent, or an Affiliate thereof, becomes the “beneficial owner” (as such term is defined in rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the total issued and outstanding Class A Units and Class B Units of Parent; (B) after the occurrence of an Initial Public Offering, the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any person or group, other than a Member of Parent who is an Existing Equity Holder or Permitted Transferee of such a Member of Parent, or any Affiliate thereof, becomes the beneficial owner of more than thirty-five percent (35%) of the total issued and outstanding shares of Voting Stock of the IPO Corporation; or (C) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of more than fifty percent (50%) (as measured by fair market value at the time of transfer) of the assets of the Company to any person (other than the Company or a Company subsidiary), other than (x) any Member of Parent on the date hereof or Permitted Transferee of such a Member of Parent or Affiliate thereof or (y) as part of any financing transaction engaged in by the Company or a Company subsidiary.  In addition, no Change of Control shall be deemed to have occurred as a result of any reorganization of or similar transaction engaged in by the Company or any subsidiary of the Company (including in respect of an Initial Public Offering).  The consummation of the transactions contemplated by that Agreement and Plan of Merger dated February 23, 2007, and amended as of May 4, 2007, among Parent, FCP Acquisition Sub, a Nevada corporation, and the Company shall not constitute a “Change of Control” hereunder.  For purposes of this definition, the terms “Initial Public Offering” and “Permitted Transferee” shall have the meanings given to such terms in the Second

Amended and Restated Operating Agreement of Parent dated of even date herewith, by and among FC Investor, LLC, FCP Class B Holdco LLC, Frank J. Fertitta III, Lorenzo J. Fertitta and the other members party thereto.  For purposes of this definition, (1) “Affiliate” shall mean any individual, firm, partnership, association, trust, company, corporation or other entity (“Person”) controlling, controlled by or under common control with the Company; (2) “Existing Equity Holder” shall mean (a) the affiliates of Colony Capital, LLC, including FC Investor, LLC and its affiliated funds and controlled accounts and (b) Frank J. Fertitta III, Blake L. Sartini, Delise F. Sartini, Lorenzo J. Fertitta, Scott M Nielson, William W. Warner and Richard J. Haskins, and their executors, administrators or the legal representatives of their estates, their heirs, distributees and beneficiaries, and any trust as to which any of the foregoing is a settlor or co-settlor and any corporation, partnership or other entity which is an Affiliate of any of the foregoing, and any lineal descendants of such persons (but only to the extent that the beneficial ownership of the Class A Units and/or Class B Units of Parent held by such lineal descendants was directly received by gift, trust or sale from any such person); (3) “IPO Corporation” shall mean the Company (or Affiliate thereof) which is the issuer of the equity interests offered and sold in the Initial Public Offering; and (4) “Voting Stock” shall mean capital stock or other equity interests of any class or classes whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.”

2.             Capitalized terms not otherwise defined in this Second Amendment shall have the meanings set forth in the Plan.

3.             Except as expressly amended by this Second Amendment, all other terms and provisions of the Plan shall remain unaltered, are hereby reaffirmed, and shall continue in full force and effect.

4.             This Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document, with the same effect as if all parties had signed on the same page.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Second Amendment effective as of the date first written above.

STATION CASINOS, INC.

By:	/s/ Thomas M. Friel
	Name:	Thomas M. Friel
	Title:	Executive Vice President, Chief
Accounting Officer and Treasurer